SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

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                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934








Date of report (Date of earliest event reported):  November 18, 1996
                                                  (September 27, 1996)



                           MULTI-MARKET RADIO, INC.
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              (Exact name of registrant as specified in charter)



           Delaware                   0-22080                     13-3707697
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(State or Other Jurisdiction   (Commission File No.)   (IRS Employer Identification No.)
      of Incorporation)
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150 East 58th Street, 19th Floor, New York, New York            10155
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (212) 407-9150


                              N/A
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(Former name or former address, if changed since last report)









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ITEM 5.  OTHER EVENTS

         In September 1996, Multi-Market Radio, Inc. agreed to sell WMYB-FM and WYAK-FM, both of which operate in Myrtle Beach, South Carolina, to Pinnacle Broadcasting Company for a price of $5.125 million, payable over a period of four years.

         The press releases attached hereto as Exhibits 99.1, 99.2 and 99.3 are incorporated herein by reference.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits.

     2.1  Radio Station Asset Purchase Agreement, dated as of September 27,
          1996, by and between Pinnacle S.C., Inc. and Multi-Market Radio of
          Myrtle Beach, Inc.

     99.1 Press release, dated November 7, 1996, of Multi-Market Radio, Inc.

     99.2 Press release, dated November 11, 1996, of Multi-Market Radio, Inc.

     99.3 Press release, dated November 12, 1996, of Multi-Market Radio, Inc.







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                                  SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MULTI-MARKET RADIO, INC.



                                      By:     /s/  Jerry D. Emlet
                                                  -------------------
                                            Name:  Jerry D. Emlet
                                            Title: Chief Financial Officer


Date:      November 18, 1996



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                                 EXHIBIT INDEX

EXHIBIT   DESCRIPTION
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     2.1  Radio Station Asset Purchase Agreement, dated as of September 27,
          1996, by and between Pinnacle S.C., Inc. and Multi-Market Radio of
          Myrtle Beach, Inc.

     99.1 Press release, dated November 7, 1996, of Multi-Market Radio, Inc.

     99.2 Press release, dated November 11, 1996, of Multi-Market Radio, Inc.

     99.3 Press release, dated November 12, 1996, of Multi-Market Radio, Inc.



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